                                                                 Exhibit 3.(ii)




                                                        FILED
                                               IN THE OFFICE OF THE
                                             SECRETARY OF STATE OF THE
                                                   STATE OF NEVADA


                                                      SEP 11 1987

                                       FRANKIE SUE DEL PAPA   SECRETARY OF STATE

                                                /s/ Frankie Sue Del Papa
                                                ------------------------
                                                      No. 3947-85

                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                             EPIC ENTERPRISES, LTD.

         We the undersigned as President and Secretary of Epic Enterprises, Ltd., do hereby certify:

                 That the Board of Directors of said corporation at a meeting duly convened and held on the 19th day of August, 1987, adopted a resolution to amend the original Articles as follows:

         Article I shall be amended to read as follows:

         "The name of the corporation EPIC ENTERPRISES, LTD., shall be changed to the corporate name of NEVADA MANHATTAN MINING INCORPORATED."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10 million shares, one cent par value; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                        /s/  CHRIS MICHAELS
                                       -----------------------------------
                                       CHRIS MICHAELS, President



                                        /s/  DREW LAMBO
                                       -----------------------------------
                                       DREW LAMBO, Secretary

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                                STATE OF NEVADA
                              DEPARTMENT OF STATE

                              --------------------

                        CERTIFICATE OF CORPORATE STATUS

         I, FRANKIE SUE DEL PAPA, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation or suspension of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

         I further certify that, at the date of this certificate,

                             EPIC ENTERPRISES LTD.

is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith; is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State as a subsisting corporation.

                                        IN WITNESS WHEREOF, I have hereunto set
                                                  my hand and affixed the Great
                                                  Seal of the State at my
                                                  office in Carson City,
                                                  Nevada, this 5TH day of
                                                  MARCH, A.D., 1987





                                        /s/  FRANKIE SUE DEL PAPA
                                       -----------------------------------
                                                        Secretary of State


                                       By  [SIG]
                                       -----------------------------------
                                                                    Deputy